Page 8 of 9

                                  EXHIBIT 99.1

                            AGREEMENT OF JOINT FILING

Crescent International Ltd. and GreenLight (Switzerland) SA agree that the
Schedule 13G to which this Agreement is attached, and all future amendments to such Schedule 13G, shall be filed on behalf of each of them. This Agreement is intended to satisfy the requirements of Rule 13d-l (k)(l) under the Securities Exchange Act of 1934, as amended. This agreement may be executed in any number of counterparts, each of which shall be deemed to be in original, but all of which together shall constitute one and the same instrument.

                        Date:  October 18, 2004

                        CRESCENT INTERNATIONAL LTD.

                        By:  GreenLight (Switzerland) SA, as Attorney-in-Fact

                        By:  /s/ Mel Craw
                             ---------------------------
                             Name:  Mel Craw
                             Title: Authorized Signatory

                        By:  /s/ Maxi Brezzi
                             ---------------------------
                             Name:  Maxi Brezzi
                             Title: Authorized Signatory

                        GREENLIGHT (SWITZERLAND) SA

                        By:  /s/ Mel Craw
                             ---------------------------
                             Name:  Mel Craw
                             Title: Managing Director

                        By:  /s/ Maxi Brezzi
                             ---------------------------
                             Name:  Maxi Brezzi
                             Title:    Director